                                                                      EXHIBIT 21



          LIST OF SUBSIDIARIES AND PLACE OF ORGANIZATION/INCORPORATION
          ------------------------------------------------------------



                          Union Atlantic LC - Florida
                       vFinance Holdings, Inc. - Florida